Exhibit 10.1     TRANSITION EMPLOYMENT AND SEPARATION AGREEMENT   This Transition Employment and Separation Agreement (this “Agreement”), effective as of March 22, 2019 (the “Transition Date”) is made and entered into by and between Pilgrim’s Pride Corporation, a Delaware corporation (“Company”), and William W. Lovette (“Executive”), with reference to the following circumstances, namely:   RECITALS   WHEREAS, Executive and Company have mutually expressed their desire for Executive to transition from his role as President and Chief Executive Officer of Company as of the Transition Date;   WHEREAS, Executive has expressed his desire to continue providing services to Company as an employee;   WHEREAS, Company desires to express its appreciation to Executive for his long and dedicated service to Company and also desires to benefit from Executive’s services to Company in different capacities; and   WHEREAS, Executive and Company desire to enter into this Agreement in order to memorialize the terms and conditions of Executive’s changing role with Company and anticipated separation from employment with Company.   NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:   1. Title, Status and Duties.   (a) Effective as of the Transition Date, Executive shall resign from Executive’s role as President and Chief Executive Officer of Company and as a Director of the Board of Directors of Company (the “Board”) and shall relinquish all authority to act on behalf of Company or any of its subsidiaries or affiliates (together, the “Company Group”). From the Transition Date through Executive’s termination of employment with the Company Group (the “Advisory Term”), Executive shall remain an employee of Company and have the title of Senior Advisor. During the Advisory Term, Executive shall report to the Chairman of the Board (the “Company Chairman”).   (b) Executive’s duties during the Advisory Term shall include an employee advisory role to participate in ongoing litigation and to provide other general support as is reasonably requested of Executive by the Company Chairman. As Senior Advisor, Executive shall have no ability or authority to bind the Company Group in any capacity. While serving as Senior Advisor, Executive shall (i) devote Executive’s attention to the business of the Company Group as needed to fulfill his duties; (ii) perform Executive’s duties faithfully and diligently in accordance with the bylaws of Company and the terms of this Agreement; (iii) operate within the established guidelines, plans or policies approved by the Board; and (iv) comply with and be bound by the policies and procedures of the Company Group applicable to Executive, including Company’s codes of ethics and business conduct.   (c) During the Advisory Term, Executive will refrain from performing services for remuneration for any entity other than a member of the Company Group, except that this limitation will not prohibit Executive from (i) devoting reasonable time to serve as a director or a member of a committee of any organization involving no conflict of interest with the interest of the Company Group, or (ii) managing Executive’s private equity enterprise; provided, however, that neither service shall interfere with the performance of Executive’s duties under this Agreement or violate the restrictive covenants herein. Upon request of the Board, Executive will provide the Board with a list of all outside directorships, and Executive agrees to resign any such directorship should the Board reasonably determine such directorship interferes with Executive’s duties or this Agreement. During the Advisory Term, Executive may also spend time on charitable and civic activities and in the management of Executive’s personal and financial matters, as long as such activities do not involve a conflict of interest with the Company Group or interfere with the performance of Executive’s duties under this Agreement.   (d) During the Advisory Term, Executive is an “employee-at-will” of Company. Company may terminate Executive’s employment, and Executive may resign such employment, at any time during the Advisory Term for any reason or for no stated reason.   2. Termination of Employment.   (a) Executive’s employment with the Company Group shall terminate immediately upon the earliest to occur of: (i) July 31, 2020, (ii) the date of Executive’s death, (iii) the date Executive is determined by the Board to have a Disability, (iv) the date Executive sets forth as Executive’s resignation date in a notice of termination delivered to Company in accordance with this Agreement or (v) the date Company sets forth as Executive’s termination date with or without Cause in a notice of termination delivered to Executive in accordance with this Agreement (the earliest of such dates, the “Separation Date”).   (b) Effective as of the Separation Date, Executive shall resign from any and all positions with the Company Group that Executive holds as of the Separation Date, including, but not limited to, his role as Senior Advisor.   (c) “Disability” means Executive’s inability, as determined by the Board, to perform the responsibilities and functions of Executive’s position, with or without reasonable accommodation, by reason of any medically determined physical or mental impairment which has lasted (or can reasonably be expected to last) for a period of not less than one hundred eighty (180) consecutive days.   (d) “Cause” means, as determined by the Board: (i) Executive’s conviction in a court of law of, or entry of a guilty plea or plea of no contest to, a felony charge (regardless of whether subject to appeal); (ii) Executive’s willful and continued failure to perform substantially Executive’s duties to the Company Group (other than any such failure resulting from Executive’s incapacity due to physical or mental illness); (iii) any willful act that constitutes on Executive’s part fraud, dishonesty in any material respect, breach of fiduciary duty, misappropriation,   2

embezzlement or gross misfeasance of duty; (iv) Executive’s willful disregard or continued breach in any material respect of published Company Group policies and procedures or codes of ethics or business conduct, including, without limitation, Executive’s engagement in sexual harassment, unlawful discrimination or any other material violation of the Company Group’s employment practices related to workplace conduct; or (v) any other material breach by Executive of any provision of this Agreement.   3. Compensation and Benefits.   (a) As consideration for the services performed hereunder and Executive’s execution within 21 days following the Transition Date and non-revocation of the Release Agreement set forth on Exhibit A hereto (the “Release”), which is incorporated herein in its entirety as if it were set forth in this Agreement:   (i) Executive shall be entitled to cash compensation in an amount equal to $15,000,000 (the “Cash Compensation”), payable as follows: (i) $25,000 monthly in regular payroll installments from the Transition Date through and including July 31, 2020 and (ii) two equal installments of $7,300,000 on each of July 31, 2019 and July 31, 2020, subject to Executive’s continued employment with the Company Group through the applicable payment date and compliance with the restrictive covenants set forth herein and the terms of the Release; and   (ii) During the Advisory Term, Executive shall be eligible to participate in the tax qualified retirement, group medical, dental, life insurance and disability insurance plans, or similar benefit plans of Company that are available generally to employees of Company, subject to the terms of each such plan and the making by Executive of any applicable contributions and the payment by Executive of any applicable premiums.   (b) Company will reimburse Executive for all reasonable pre-approved expenses actually incurred or paid by Executive in the performance of Executive’s services on behalf of the Company Group in accordance with Company’s applicable travel and expense reimbursement policies and any limitations that the Board establishes from time to time for employee expenses and expense reimbursements, subject to the timely submission by Executive of acceptable written documentation of such expenses.   (c) If the Separation Date is due to Executive’s death or Disability, and, in the case of Disability, subject to Executive’s execution within 21 days following the Separation Date and non-revocation of the Release, Company will provide to Executive (or, in the event of Executive’s death, to Executive’s estate) any remaining unpaid Cash Compensation on the applicable dates set forth in Section 3(a).   (d) If the Separation Date is July 31, 2020 or is due to Company’s earlier termination of Executive’s employment without Cause, and subject to Executive’s execution within 21 days following the Separation Date and non-revocation of the Release, Company will provide the following severance to Executive (the “Severance”): (i) any remaining unpaid Cash Compensation on the applicable dates set forth in Section 3(a), (ii) $1,000,000 annually in   3

regular payroll installments for the 24-month period immediately following the Separation Date with payment commencing 60 days following the date of Executive’s termination of employment and (iii) if Executive elects COBRA continuation coverage under the applicable group health plan of Company, reimbursement of the premium cost of such coverage in excess of the required employee contribution level in effect from time to time during the applicable period for an executive of Company electing similar coverage, until the earliest of the expiration of 18 months following the date of Executive’s termination of employment or such date as Executive becomes eligible to participate in another employer’s group health plan. Company’s obligation to provide Severance will terminate immediately upon the breach by Executive of any of the restrictive covenants set forth herein or the terms of the Release.   (e) Prior to the Transition Date, Executive has been granted cash and equity awards (“Incentive Awards”). By executing this Agreement, Executive agrees that any and all Incentive Awards (whether vested or unvested) shall forfeit in full upon the Transition Date for no consideration, and that Executive shall have no opportunity to vest into or earn any Incentive Awards following the Transition Date (including, for the avoidance of doubt, if Executive remains employed by the Company Group on a date that would have been a vesting date under the terms of any Incentive Award), and Executive shall have no further rights to any shares, compensation or payment of any kind pursuant to any and all Incentive Awards. Further, except as otherwise expressly provided herein, on and after the Transition Date, Executive shall not be entitled to any other compensation or participate in any past, present or future employee compensation programs or arrangements of the Company Group, including, without limitation, any compensation under any bonus, (including any annual bonus with respect to calendar year 2019), long-term incentive or severance plan, program or arrangement. For the avoidance of doubt, if Executive resigns for any or no reason or if Company terminates Executive’s employment with Cause, Executive shall not be entitled to any payments following the Separation Date, including but not limited to any unpaid Cash Compensation or any Severance.   4. Return of Property. Upon the Transition Date, Executive shall return the property of the Company Group in his possession, custody or control, including, but not limited to, all Confidential Information (as defined below) and every other matter, thing or material of any kind that relates in any way to the business of the Company Group, and Executive shall return electronic hardware issued to him by the Company Group (including laptop) and copies of his outlook contacts; provided that Company will give Executive an electronic copy of his outlook contacts following the Transition Date. Subsequently, Company will deliver to Executive electronic hardware necessary for the performance of Executive’s duties during the Advisory Term. Upon the Separation Date, Executive shall return the property of the Company Group in his possession, custody or control, including, but not limited to, all Confidential Information and every other matter, thing or material of any kind that relates in any way to the business of the Company Group, and Executive shall return electronic hardware issued to him by the Company Group (including laptop and cell phone) and copies of his outlook contacts; provided that Company will give Executive an electronic copy of his outlook contacts following the Separation Date.   5. Cooperation in Litigation. From and after the Transition Date, Executive shall cooperate with, and assist, Company in defense of any claim, litigation or administrative proceeding brought against any member of the Company Group, as reasonably requested by   4

Company. Such cooperation and assistance shall include, but is not limited to: (i) interviews of Executive by legal counsel for the Company Group, (ii) Executive providing documents (or copies thereof) and executing affidavits, (iii) Executive appearing for depositions, trials, and other proceedings, and (iv) Executive communicating with any party adverse to Company, or with a representative, agent or legal counsel for any such party, concerning any pending or future claims or litigation or administrative proceeding solely through legal counsel for Company. Nothing in this Agreement, including this Section 5, is intended to cause Executive to testify other than truthfully in any proceeding or affidavit.   6. Non-Disparagement. From and after the Transition Date, Executive shall not make any negative, disparaging, detrimental or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about the Company Group or any of its past, present or future respective owners, partners, managers, directors, officers, employees or agents, including, without limitation, any remarks or statements that could be reasonably expected, or which have the purpose and effect, to adversely affect in any manner (i) the conduct of any member of the Company Group’s business or (ii) the business reputation, good will or relationships of the aforementioned persons. Company shall instruct its directors and executive officers not to, from and after the Transition Date, make any negative, disparaging, detrimental or derogatory remarks or statements (written, oral, telephonic, electronic, or by any other method) about Executive, including, without limitation, any remarks or statements that could be reasonably expected, or which have the purpose and effect, to adversely affect in any manner (i) the conduct of Executive’s private equity enterprise and (ii) the business reputation, good will or relationships of Executive.   7. Confidential Information.   (a) Executive acknowledges that (i) Company has Confidential Information and Trade Secrets, (ii) the Confidential Information and Trade Secrets have been developed or acquired by Company through the expenditure of substantial time, effort and money and provides Company with an advantage over competitors who do not know or use such Confidential Information and Trade Secrets, and (iii) during Executive’s employment with the Company Group, Executive has had access to and has become acquainted with Confidential Information and Trade Secrets.   (b) Confidential Information and Trade Secrets constitute valuable assets of the Company Group and may not be converted to Executive’s own use. Executive agrees that Executive shall not, directly or indirectly, at any time: (i) reveal, divulge, or disclose any Confidential Information or Trade Secrets to any person not expressly authorized by Company; (ii) use or make use of any Confidential Information or Trade Secrets in connection with any business activity other than that of the Company Group; or (iii) transmit or disclose any Trade Secret of the Company Group to any person and shall not make use of any such Trade Secret, directly or indirectly, for Executive or for others. This Agreement does not alter either Company’s rights or Executive’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. Notwithstanding the above, Executive will not be restricted from disclosing Confidential Information or any Trade Secrets that are required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide Company with prompt notice of such   5

requirement (to the extent legally permissible) so that Company may seek an appropriate protective order prior to any such required disclosure by Executive and so as to provide Company’s General Counsel with prompt written notice after Executive is informed that such disclosure will be compelled. Such written notice shall include a description of the information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure. No provisions in this Agreement, including Section 6 and this Section 7, are intended to prohibit Executive from disclosing this Agreement to, or from cooperating with or reporting violations to, any such governmental entity, and Executive may do so without disclosure to Company. Company may not retaliate against Executive for any of these activities, and nothing in this Agreement would require Executive to waive any monetary award or other payment that Executive might become entitled to from any such governmental entity.   (c) “Confidential Information” means all information without regard to form regarding the members of the Company Group, their activities, business or clients that is the subject of reasonable efforts by the Company Group to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company Group, but that does not rise to the level of a Trade Secret. Confidential Information includes financial plans and data concerning the Company Group, management planning information, business plans, operational methods, market studies, marketing plans or strategies, product development techniques or plans, customer lists, customer files, data and financial information, details of customer contracts, current and anticipated customer requirements, identifying and other information pertaining to business referral sources, commodity marketing position, grain trades and strategy, budgets, long-range plans, sales data, technical information, processes and compilations of information, records, specifications and information concerning customers or vendors, manuals relating to suppliers’ products, information regarding methods of doing business, the identity of suppliers, and personnel information, past, current and planned research and development, business acquisition plans, and new personnel acquisition plans and does not limit any definition of “confidential information” or any equivalent term under state or federal law. Confidential Information does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Company.   (d) “Trade Secret” means all information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.   (e) Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state,   6

or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation against Company for reporting a suspected violation of law, Executive may disclose Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.   8. Non-Competition. During the Advisory Term and for the 24-month period immediately following the Separation Date (the “Restricted Period”), Executive shall not, directly or indirectly, anywhere in the United States or any country outside of the United States where the Company Group engages or has engaged in its business, seek or obtain any employment or a consulting arrangement with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that are the same or similar to those services actually performed by Executive for Company. For purposes of this Section 8, “Competing Business” means poultry production (including, without limitation, broiler production, processing, sales and marketing) or other protein production, and “Competitor” means any company or entity engaged in a Competing Business. During the Advisory Term and the Restricted Period, Executive shall not perform any act that may confer any competitive benefit or advantage upon any Competitor or, directly or indirectly, engage on Executive’s own behalf or as a principal, owner, partner, stockholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative, or consultant of any firm, corporation, partnership or other organization in a Competing Business; provided, however, that this Section 8 shall not preclude Executive from owning less than 1% of the common stock of a public company. Executive acknowledges and agrees that if Executive were to engage in competitive activities with Company, Executive would inevitably disclose and use Company’s Confidential Information.   9. Non-Solicitation. During the Advisory Term and the Restricted Period, Executive shall not, directly or indirectly, on Executive’s own behalf or as a principal, owner, partner, stockholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative, or consultant of any person or otherwise:   (a) recruit, solicit or induce, or attempt to recruit, solicit or induce, any individual who is or was within the then most recently completed six-month period an employee or other service provider to any member of the Company Group to terminate his employment or service relationship with any member of the Company Group or to be hired by or to enter into employment or a service relationship with any other person, or hire or assist in the hiring of any such employee by a person, association, or entity not affiliated with Company; or   (b) solicit, contact, or canvass or attempt to solicit, contact, or canvass any of the customers or potential customers of the Company Group with whom Executive had direct or indirect contact while Executive was performing services for the Company Group, or induce or attempt to induce any such customer or potential customer to terminate or otherwise modify its relationship with the Company Group, or otherwise interfere with the relationship or potential relationship between the Company Group and any such customer or potential customer.   7

10. Enforcement; Injunctive Relief.   (a) Executive acknowledges and agrees that the covenants contained in Sections 6 through 9 are reasonable and necessary to protect Company’s Confidential Information, Trade Secrets and the business and goodwill of Company and is not intended to impair or infringe upon Executive’s right to work, earn a living, or acquire and possess property from the fruits of Executive’s labor, and that their enforcement would not cause Executive any undue hardship or unreasonably interfere with Executive’s ability to earn a livelihood. Executive acknowledges that Executive has received good and valuable consideration for the restrictions set forth in Sections 6 through 9 in the form of the compensation and benefits provided for herein and in the form of Company allowing Executive access to Confidential Information and Trade Secrets that Executive would not otherwise receive had Executive not entered into the restrictions set forth in Sections 6 through 9.   (b) Executive acknowledges that violation of the covenants in Sections 6 through 9 will cause irreparable damage to Company and that money damages would not provide an adequate remedy to Company, entitling Company to an injunction in a court of competent jurisdiction, in addition to whatever remedies Company may have at law or in equity, including recovery of reasonable attorneys’ fees and costs incurred by Company in enforcing the terms of Sections 6 through 9. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Company at law or in equity, including the right of Company to terminate Severance. Executive agrees that in the event Company seeks and obtains injunctive relief, no bond shall be required. Nothing herein is intended to limit the relief available to Company for Executive’s violation of the covenants contained in Sections 6 through 9.   (c) Executive further acknowledges and agrees that if Executive violates the covenants contained in Sections 8 and 9 and Company brings legal action for and is granted injunctive or other equitable relief, Executive agrees that Company shall not be deprived of the benefit of the full period of such covenants, as a result of the time involved in obtaining such relief. Accordingly, Executive agrees that the provisions in Sections 8 and 9 shall have a duration determined pursuant to that paragraph, computed by taking into account the time, if any, during which Executive was in compliance with Sections 8 and 9.   (d) The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid or unenforceable, such invalidity or unenforceability shall not render invalid or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.   11. Executive Representations. Executive represents and warrants that Executive’s employment with Company, the execution by Executive of this Agreement and the performance   8

by Executive of Executive’s obligations hereunder will not conflict with, or result in a violation or breach of, any employment, consulting, non-competition or other agreement to which Executive is a party or to which Executive is otherwise subject. The obligations of Company under this Agreement are expressly conditioned upon these representations by Executive being true in all respects. In Executive’s work for Company, Executive further represents and warrants that Executive will not use or disclose any Confidential Information, including Trade Secrets, of any former employer or other person to whom Executive has an obligation of confidentiality.   12. Tax Withholding. All payments made by Company to Executive pursuant to this Agreement will be reduced by applicable tax withholdings and any other deductions as required by law.   13. Code Section 409A.   (a) Executive and Company agree that it is the intent of the parties that payments and benefits under this Agreement shall comply with or be exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in accordance therewith. To the extent any provisions of this Agreement do not comply with Code Section 409A, the parties will make such changes as are mutually agreed upon in order to comply with Code Section 409A. Notwithstanding any other provision with respect to the timing of payments under this Agreement, to the extent necessary to comply with the requirements of Code Section 409A, any payments to which Executive may become entitled under this Agreement which are subject to Code Section 409A (and not otherwise exempt from its application) that are payable (i) in a lump sum within six months following the date of termination will be withheld until the first business day after the six-month anniversary of the date of termination, at which time Executive shall be paid the amount of such lump sum payments in a lump sum and (ii) in installments within six months following the date of termination will be withheld until the first business day after the six-month anniversary of the date of termination, at which time Executive shall be paid the aggregate amount of such installment payments in a lump sum, and after the first business day of the seventh month following the date of termination and continuing each month thereafter, Executive shall be paid the regular payments otherwise due to Executive in accordance with the payment terms and schedule set forth herein. In no event whatsoever shall Company be liable for any tax, interest or penalties that may be imposed on Executive by Code Section 409A or any damages for failing to comply with Code Section 409A.   (b) In the case of any reimbursement to Executive pursuant to this Agreement, such reimbursement will be made reasonably promptly following Executive’s submission of a request for reimbursement. Any reimbursement by Company during any taxable year of Executive will not affect any reimbursement by Company in another taxable year of Executive. Any right to reimbursement is not subject to liquidation or exchange for another benefit.   (c) For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of deferred compensation under this Agreement shall be treated as a separate payment of deferred compensation. In addition, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the deferral of compensation within the meaning of Section 409A of the Code, references to Executive’s   9

“termination” or “resignation” of employment will be construed to mean Executive’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code.   14. Waiver. The failure of Company to enforce or to require timely compliance with any term or provision of this Agreement shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Agreement.   15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.   16. Severability. Each part, term or provision of this Agreement is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Agreement has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby, except that if the Release is invalidated, Executive shall execute a valid release or this entire Agreement shall be voidable, at the sole option of Company, thereby requiring Executive to return the Cash Compensation and Severance.   17. Construction. This Agreement shall be deemed drafted equally by all the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. This Agreement is not to be construed as an admission, direct or indirect, against any interest of the parties. Any references to paragraphs, subparagraphs, or sections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Unless the context clearly indicates to the contrary, (a) the plural includes the singular and the singular includes the plural; (b) “and” and “or” are each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all, and each and every;” (d) “includes” and “including” are each “without limitation;” and (e) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection.   18. Amendment. This Agreement may not be amended or modified in any manner, except by an instrument in writing authorized by Executive and a duly authorized officer on behalf of Company.   10

19. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior consent of Company. Any attempted assignment in contravention of this Section 19 shall be void ab initio. Without the prior written consent of Company, Executive’s rights and entitlements under this Agreement may not be assigned by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns.   20. Notices. All notices and other communications hereunder must be in writing and will be deemed duly given (x) on the date of transmission, if delivered by confirmed facsimile or electronic mail, or (y) if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by overnight courier, and addressed to the intended recipient at the addresses below. Notices sent to Company should be directed to: Chris Gaddis 1770 Promontory Circle Greeley, CO 80634 Email: Christopher.Gaddis@jbssa.com with a copy to: Gillian Emmett Moldowan Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Email: Gillian.Moldowan@shearman.com Notices sent to Executive should be directed to: William W. Lovette At the address on the records of Company with a copy to: Thomas A. Cooper Moore & Van Allen PLLC 100 North Tryon Street Suite 4700 Charlotte, NC 28202 Email: thomascooper@mvalaw.com   21. Entire Agreement. This Agreement, together with the Release, constitutes the entire agreement of the parties relating to the subject matter hereof. Any previous agreements with respect to Executive’s employment are superseded by this Agreement and hereby terminated, including, for the avoidance of doubt Executive’s employment agreements dated   11

January 14, 2011 and April 3, 2018. This Agreement has not been executed in reliance upon any representation or promise except those contained herein.   22. Choice of Law; Arbitration. This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Colorado, without reference to principles of conflict of law of Colorado or any other jurisdiction, and, when applicable, the laws of the United States. Any claim or dispute arising under or relating to this Agreement or the breach, termination, or validity of any term of this Agreement shall be subject to arbitration, and the parties agree that they shall arbitrate all controversies; provided, however, that nothing in this Agreement shall prohibit Company from exercising its right to pursue injunctive or other equitable remedies with respect to a breach or threatened breach of covenants. The arbitration shall be conducted in Denver, Colorado, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. §l, et. seq. Any award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. §10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction. Each party to the arbitration shall bear the cost of their respective attorneys, experts and advisers. The cost of the arbitrator shall be borne by Company.   23. Acknowledgment of Terms. Executive acknowledges that Executive has carefully read this Agreement; that Executive has had the opportunity for review of it by Executive’s attorney; that Executive fully understands its final and binding effect; that Company admits to no wrongdoing in connection with Executive’s employment, the transition of Executive’s employment responsibilities, or any other matter covered by the Release; that this Agreement is intended as a compromise of all Claims that Executive has alleged or may allege against any of the Released Parties (as such terms are defined in the Release); that the only promises or representations made to Executive to sign this Agreement are those stated herein; and that Executive is signing this Agreement voluntarily.   [Remainder of page intentionally left blank. Signature page follows.]   12

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date and year first above written.             PILGRIM’S PRIDE CORPORATION           /s/ Fabio Sandri    By: Fabio Sandri Title: Chief Financial Officer         WILLIAM W. LOVETTE       /s/ William W. Lovette      [Signature Page to the Transition Employment and Separation Agreement]

EXHIBIT A   GENERAL RELEASE OF CLAIMS AGREEMENT   All capitalized terms used in this General Release of Claims Agreement (this “Release”) and not defined herein have the meaning given to them in the Transition Employment and Separation Agreement (the “Transition Agreement”), effective as of March 22, 2019, made by and between Pilgrim’s Pride Corporation, a Delaware corporation (“Company”), and William W. Lovette (“Executive”).   1. Definitions.   (a) “Claims” means all theories of recovery of whatever nature, whether known or unknown, and now recognized by the law or equity of any jurisdiction. This term includes causes of action of every kind and nature, charges, indebtedness, losses, claims, promises, obligations, liabilities, and demands, whether arising in equity or under the common law or under any contract or statute. This term includes any claims of discrimination, harassment, retaliation, retaliatory discharge, or wrongful discharge, and any other claim which is alleged or which could be alleged by Executive, or on Executive’s behalf, or by any Releasor in any lawsuit or other proceeding. This term includes any claims and rights arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621, et seq., including the Older Workers Benefit Protection Act of 1990; Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e, et seq.; the Civil Rights Act of 1991; Sections 1981-1988 of Title 42 of the United States Code; the Equal Pay Act; the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001, et seq.; and the Americans with Disabilities Act, 42 U.S.C. §12101, et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2101, et seq.; the Family and Medical Leave Act, 29 U.S.C. §2601, et seq.; the National Labor Relations Act; the Immigration Reform and Control Act; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Sarbanes-Oxley Act of 2002; and any other federal, state or local law or regulation regarding employment or the termination of employment. This term includes any and all rights, benefits or claims Executive or any Releasor may have under any employment contract or under any severance, bonus, incentive compensation or stock option plan, program or agreement.   (b) “Damages” means all elements of relief or recovery of whatever nature, whether known or unknown, which are recognized by the law or equity of any jurisdiction which is sought or which could be sought by Executive, or on Executive’s behalf, or by any Releasor, in any lawsuit or other proceeding. This term includes actual, incidental, indirect, consequential, compensatory, exemplary, liquidated and punitive damages; rescission; attorneys’ fees; interest; costs; equitable relief; and expenses. This term also includes wages, benefits or other compensation owed, or allegedly owed to Executive or any Releasor, by virtue of Executive’s employment or termination of employment with the Company Group, including severance, bonuses, incentive compensation or stock options, payable pursuant to any plan, program, or agreement.   (c) “Releasors” means and includes Executive individually and in any corporate or other representative capacity, and all of Executive’s past or present heirs, executors,   A-1

administrators, agents, legal representatives, trustees, estates, spouse, successors, beneficiaries, and assigns.   (d) “Released Parties” means and includes all members of the Company Group (including, for the avoidance of doubt, Company), and each of their past, present and future owners, trustees, parents, subsidiaries, affiliates, family members and related entities, and all of the foregoing entities’ and persons’ past, present and future directors, officers, employees, associates, agents, benefit plans (and each such plan’s fiduciaries, administrators, trustees, sponsors and representatives), insurance carriers, predecessors, successors, assigns, executors, administrators, and representatives, in both their representative and individual capacities. Each of the Released Parties is an intended beneficiary of this Release.   2. General Release.   (a) In exchange for and in consideration of compensation and benefits provided for in the Transition Agreement, and as a condition of its receipt, Executive, on behalf of himself, and all Releasors, hereby irrevocably and unconditionally releases, discharges and acquits all of the Released Parties from any and all Claims and Damages, which Executive or any Releasor has against them at any time up to the date Executive signs this Release, including but not limited to Claims and Damages arising out of, or which might be considered to arise out of or to be connected in any way with: (i) Executive’s employment with the Company Group or the termination thereof; (ii) any treatment of Executive by any of the Released Parties, which includes, without limitation, any treatment or decisions with respect to hiring, placement, promotion, work hours, discipline, transfer, termination, compensation, performance review or training; (iii) any Damages or injury that Executive or any Releasor may have suffered, including without limitation, emotional or physical injury, or compensatory Damages (but excluding any claims for workers’ compensation benefits); (iv) employment discrimination, which shall include, without limitation, any individual or class claims of discrimination on the basis of age, disability, sex, race, religion, national origin, citizenship status, marital status, sexual orientation or any other basis whatsoever; (v) the Incentive Awards; and (vi) all such other Claims or Damages that Executive or any Releasor could assert against any, some or all of the Released Parties; provided that nothing in this Release shall be construed to release any rights Executive may have to (x) enforce the terms of the Transition Agreement or (y) indemnification by Company.   (b) This Release shall be construed as broadly as possible and shall also extend to release each and all of the Released Parties, without limitation, from any and all Claims and Damages that Executive or any Releasor have alleged or could have alleged, whether known or unknown, based on acts, omissions, transactions or occurrences which occurred up to the date Executive signs this Release.   3. Rights Reserved. Nothing in this Release shall prohibit or restrict Executive from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority, including, but not limited to, the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission (EEOC) or the National Labor Relations Board (NLRB), if applicable to Executive’s employment, about the Transition Agreement or its underlying facts and circumstances or filing a charge with or   A-2

participating in an investigation conducted by any governmental agency or authority; however, this Release does prevent Executive, to the maximum extent permitted by law, from obtaining any monetary or other personal relief from Released Parties for any of the Claims and Damages Executive has released in this Release. This Release shall not affect Executive’s rights under the Older Workers Benefit Protection Act of 1990 (“OWBPA”) (if applicable to Executive) to have a judicial determination of the validity of this Release and does not purport to limit any right Executive may have to file a charge under the Age Discrimination in Employment Act (“ADEA”) or other civil rights statute or to participate in an investigation or proceeding conducted by the EEOC or other investigative agency. This Release does, however, waive and release any right to recover Damages under the ADEA or other civil rights statute.   4. Whistleblower Rights. Executive has the right under U.S. federal law to certain protections for cooperating with or reporting legal violations to various governmental entities. No provisions in this Release are intended to prohibit Executive from disclosing the Transition Agreement to, or from cooperating with or reporting violations to, any such governmental entity, and Executive may do so without disclosure to Company. Company may not retaliate against Executive for any of these activities, and nothing in this Release would require Executive to waive any monetary award or other payment that Executive might become entitled to from any such governmental entity.   5. DTSA. Executive acknowledges that, pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held liable under any criminal or civil federal or state trade secret law for disclosure of a trade secret (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or (iii) made to his or her attorney or used in a court proceeding in an anti-retaliation lawsuit based on the reporting of a suspected violation of law, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.   6. OWBPA and ADEA Release. Pursuant to the OWBPA, Executive understands and acknowledges that by executing this Release and releasing all Claims and Damages against each and all of the Released Parties, Executive has waived any and all rights or Claims and Damages that Executive has against any Released Party under the ADEA, which includes, but is not limited to, any Claim that any Released Party discriminated against Executive on account of Executive’s age.   7. Warranties. Executive represents and warrants that:   (a) no Claim, charge or complaint against any of the Released Parties has been brought by Executive or any Releasor before any federal, state, or local court or administrative agency;   (b) the compensation and benefits provided for in the Transition Agreement constitute new and valuable consideration that is not something to which Executive is otherwise indisputably entitled pursuant to Executive’s employment with the Company Group or existing agreements with any member of the Company Group, is good and sufficient consideration for   A-3

Executive’s execution and non-revocation of this Release, and is paid by or on behalf of the Released Parties in full satisfaction and settlement of any Claims and Damages;   (c) Executive is legally and mentally competent to sign this Release;   (d) Executive is the sole owner of any Claims that have been or could have been asserted, Executive has the requisite capacity and authority to make this Release, and no portion of any existing or potential Claims has been sold, assigned, pledged or hypothecated by Executive to any third party;   (e) Executive is subject to the restrictive covenants in the Transition Agreement, and those covenants are reasonable and a material inducement for Company to provide the compensation and benefits in the Transition Agreement; and   (f) this Release provides for the full and final settlement of all the Company Group’s obligations with respect to Executive or any Releasor as of the date hereof.   8. Timing. By signing this Release in the space below, Executive is confirming Executive’s acceptance of the terms and conditions set forth herein and is acknowledging the following:   (a) Executive understands that Executive can take up to 21 days from Executive’s receipt of this Release (the “Consideration Period”) to consider its meaning and effect and to determine whether or not Executive wishes to enter into it. Before signing this Release, Executive is advised to consult with an attorney and, by signing this Release, Executive acknowledges that Executive has had an opportunity to ask questions and consult with an attorney of Executive’s choice. If Executive chooses to sign this Release before the end of the Consideration Period, Executive is doing so voluntarily. Executive agrees that any changes, whether material or immaterial, do not restart the running of the Consideration Period.   (b) Executive understands that if Executive fails to sign this Release as required, or Executive signs but exercises Executive’s right to revoke his signature, Executive’s right to receive the certain compensation and benefits provided for in the Transition Agreement will not vest and the amounts will not become due and owing to Executive.   (c) In addition, Executive may revoke Executive’s signature within 7 days after signing this Release. Any revocation of this Release is requested to be in writing. This Release will be effective on the eighth day after signature by Executive provided that Executive has not revoked it as set forth herein.   (d) Executive’s acceptance of any compensation or benefits provided for in the Transition Agreement after expiration of the 7-day revocation period constitutes Executive’s acknowledgement that Executive did not revoke this Release during the 7-day period.   9. Miscellaneous. Sections 14 through 23 of the Transition Agreement apply to this Release mutatis mutandis.   A-4

Acknowledgment of the Release   I acknowledge that I have read and understand the Release and voluntarily agree to its terms. Signed on this 22 day of March, 2019. Signature: /s/ William W. Lovette   Printed Name: William W. Lovette                                                                                                             [Signature Page to the Release]